UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2005

FORRESTER RESEARCH, INC.

(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-21433 (Commission File Number)	04-2797789 (I.R.S. Employer Identification No.)

400 Technology Square, Cambridge, Massachusetts (Address of Principal Executive Offices)	02139 (Zip Code)

Registrant’s telephone number, including area code: (617) 613-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit Index appears on Page 4

ITEM 7.01 REGULATION FD DISCLOSURE.

     Incorporated by reference into this Current Report on Form 8-K are the briefing presentations used by certain executive officers and senior managers of the Registrant on February 11, 2005, attached hereto as Exhibit 99.1.

     This information is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended. The information contained in this report shall not be incorporated by reference into any filing of Forrester Research, Inc. with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in any such filings.

     We believe that pro forma financial information provides investors with consistent and comparable information to aid in the understanding of our ongoing business. Our pro forma presentation excludes the following:

     Amortization of acquisition-related intangibles — we exclude the non-cash effect of the amortization of acquisition-related intangibles from our pro forma results in order to more consistently present our ongoing results of operations.

     Impairments of non-marketable securities and gains from sales of equity securities — we have consistently excluded both one-time gains and one-time write-offs related to our investments in non-marketable securities and sales of equity securities from our pro forma results in order to keep quarter over quarter comparisons consistent.

     Reorganization costs — we exclude reorganization costs in order to present a consistent basis for quarterly comparisons and to more consistently present our results of operations.

However, these measures should be considered in addition to, not as a substitute for, or superior to, operating income or other measures of financial performance prepared in accordance with generally accepted accounting principles as more fully discussed in our financial statements and filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1 Briefing presentations used by certain executive officers and senior managers of the registrant on February 11, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORRESTER RESEARCH, INC.
By:	/s/ WARREN HADLEY
	Name:	Warren Hadley
	Title:	Treasurer and Chief Financial Officer

Dated: February 11, 2005

Exhibit Index

Exhibit	Description

99.1	Briefing presentations to be used by certain executive officers and senior managers of the registrant on February 11, 2005.